UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54114	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors and Appointment of New Directors

On November 4, 2019, the Board of Directors of Optex Systems Holdings, Inc. (the “Company”) appointed three new directors: Larry Hagenbuch, Dale Lehmann and Rimmy Malhotra, all of whom have been qualified as independent as defined under Nasdaq Listing Rules by the Board.

Larry Hagenbuch joins the Board and has accepted the role of Audit Committee Chair. He is currently a Managing Director at Huron Consulting Group. Prior to that, He was the Chief Operating Officer and Chief Financial Officer for J. Hilburn, Inc., a custom clothier for men from Dec 2009 to May 2019. He served on the board of directors of Remy International (REMY) from November 2008 until that company’s sale to BorgWarner in November 2015, where he served on the audit and compensation committees. He also currently serves on the board of directors for both Arotech (ARTX) and HireQuest (HQI). Mr. Hagenbuch has served in senior management positions for SunTx Capital Partners, Alix Partners, GE / GE Capital, and American National Can Group, Inc. Larry began his professional career in the United States Navy. The Board has determined that Mr. Hagenbuch is qualified to serve on the Board due to his longstanding experience as an officer and director of public companies.

Dale Lehmann joins the Board as an industry expert having over 30 years of management, strategy, product development, delivery and operational experience in the electro-optical industry. He was the Director of Business Development & Strategy for General Dynamics Global Imaging Technologies Group from 2014 through 2017. Prior to that, he was the Senior Vice President & General Manager of the Infrared Products Group for L-3 Communications/Cincinnati Electronics from 1995 through 2014. He currently sits on the Board of Directors for Adimec USA, a provider of application specific imaging solutions. The Board has determined that Mr. Lehmann is qualified to serve on the Board due to his longstanding industry expertise.

Rimmy Malhotra joins the Board and has accepted the role of Compensation Committee Chair. He currently manages The Nicoya Fund, an investment partnership whose partners include, high net worth individuals, entrepreneurs and family offices and has acted in that capacity since 2013. He currently serves as Vice-Chairman of HireQuest, a NASDAQ listed staffing operator. He holds an MBA from The Wharton School in Finance, MA in International Affairs from The University of Pennsylvania and a Bachelor of Science in Computer Science from Johns Hopkins University. The Board has determined that Mr. Malhotra is qualified to serve on the Board due to his capital markets experience.

All three new independent directors will be compensated in accordance with the Company’s non-employee director compensation policies.

Bill Bates and Karen Hawkins have resigned as directors of the Company in order to enable the Company to have this reconstituted Board comprised of a majority of independent directors. David Kittay also resigned from the Company’s Board and Audit Committee to pursue other business interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: November 7, 2019